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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Constar International, Inc. 2002 Stock-based Incentive Compensation Plan) of our reports dated April 12, 2002 relating to the financial statements and financial statement schedule of Constar (a division of Crown Cork & Seal Company, Inc.), which appear in Constar International Inc's. Registration Statement on Form S-1 (No. 333-88878). We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such registration statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
November 21, 2002